Exhibit 99.2

Isoray To Announce Fourth Quarter and Fiscal Year End 2020 Financial Results on September 17, 2020

Conference Call is Thursday, September 17, 2020, at 4:30 p.m. ET/1:30 p.m. PT

RICHLAND, Wash., Sept. 10, 2020 (GLOBE NEWSWIRE) -- Isoray, Inc. (NYSE AMERICAN: ISR), a medical technology company and innovator in seed brachytherapy, today announced that it will host a conference call to discuss its financial results for the fourth quarter and fiscal year ended June 30, 2020 on Thursday, September 17, 2020, at 4:30 p.m. Eastern Time. The Company will issue a press release announcing its financial results for the fourth quarter and fiscal year ended June 30, 2020 after the close of the U.S. stock markets on September 17, 2020.

To listen to the conference call, please dial (844) 602-0380. For callers outside the U.S., please dial (862) 298-0970.

The conference call will be simultaneously webcast and can be accessed at https://www.webcaster4.com/Webcast/Page/2199/37318 by clicking on the link. The webcast will be available until September 17, 2021 following the conference call.

About Isoray
Isoray, Inc., through its subsidiary, Isoray Medical, Inc. is the sole producer of Cesium-131 brachytherapy seeds, which are expanding brachytherapy options throughout the body. Learn more about this innovative Richland, Washington company and explore the many benefits and uses of Cesium-131, commercially known as Cesium Blu, by visiting www.isoray.com. Follow us on LinkedIn and Twitter. Join us on Facebook.

Contact

Investor Relations: Mark Levin (501) 255-1910

Media and Public Relations: Sharon Schultz (302) 539-3747